Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Revenue Grew 70% to
$4.1 million in First Quarter 2022; Achieved EPS of $0.01

●	Demonstrated innovation and expertise to outpace the oil & gas industry recovery by adding new lines of business through expanded relationships with current customers and also adding new customers

●	First quarter revenue rose $1.7 million to $4.1 million over the prior-year period and was up 4.5% sequentially on strong demand and as production capacity improved with staffing efficiencies

●	Tool revenue grew 66% over the prior-year period and Contract Services revenue was up 79%

●	Achieved net income of $150 thousand and Adjusted EBITDA* of $1.0 million or 24.5% as a percent of revenue

●	Strengthened balance sheet: $2.9 million of cash and $6.5 million in shareholders’ equity at quarter-end

*Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

VERNAL, UT, May 13, 2022 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the first quarter of 2022 ended March 31, 2022.

“Our team once again has demonstrated our ability to perform exceptionally well. Over the last two years, we have delivered in the face of adversity and now with markets accelerating are expanding capacity, producing efficiently and meeting customer demand. As a result, we had an excellent first quarter that demonstrated the significant leverage inherent in our operations with EBITDA margin expanding 360 basis points to 24.5% over the trailing December quarter on just 4.5% increase in revenue,” commented Troy Meier, Chairman and CEO. “A regularly growing number of operators in North America are realizing the value of our Drill-N-Ream® wellbore conditioning tool (“DNR”), demand is also increasing for our quality manufacturing and refurbishment services and our markets are consistently improving. We are encouraged with the development of our new associates brought on last year that are now producing at a higher rate, which has also allowed us to take on more contract service work.”

He added, “Our commitment to training and efficiency remain a priority as we make further investments in building out our team with skilled experts. In addition, to support our growth expectations, we recently invested $1.1 million in new machinery that is expected to increase our capacity for both the manufacture and refurbishment of drill bits as well as other contract manufacturing work. We are excited about our future and believe that we can continue to outperform as we advance through 2022 and beyond.”

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

First Quarter 2022 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands)	March 31, 2022	December 31, 2021	March 31, 2021	Change Sequential	Change Year/Year
North America	3,745	3,546	2,092	5.6%	79.0%
International	385	405	332	(4.9)%	15.9%
Total Revenue	$4,130	$3,950	$2,425	4.5%	70.3%
Tool Sales/Rental	$1,049	$1,545	831	(32.1)%	26.2%
Other Related Tool Revenue	1,720	1,422	832	20.9%	106.6%
Tool Revenue	2,769	2,967	1,664	(6.7)%	66.4%
Contract Services	1,361	983	761	38.4%	78.9%
Total Revenue	$4,130	$3,950	$2,425	4.5%	70.3%

Revenue growth reflects the continued recovery in the North America oil & gas industry, strengthened market share for the DNR and continued strong demand for the manufacture and refurbishment of drill bits and other related tools.

For the first quarter of 2022, North America revenue comprised approximately 90% of total revenue, with remaining sales all within the Middle East. International markets, while showing improvement year-over-year, remain under pressure as pandemic-related restrictions persist and remain an obstacle to travel and labor recruitment. Revenue in North America grew year-over-year from increased tool revenue and strong growth in Contract Services.

First Quarter 2022 Operating Costs

($ in thousands, except per share amounts)	March 31, 2022	December 31, 2021	March 31, 2021	Change Sequential	Change Year/Year
Cost of revenue	$1,768	$1,777	$1,176	(0.5)%	50.4%
As a percent of sales	42.8%	45.0%	48.5%
Selling, general & administrative	$1,647	$1,660	$1,516	(0.8)%	8.6%
As a percent of sales	39.9%	42.0%	62.5%
Depreciation & amortization	$411	$423	$690	(2.8)%	(40.5)%
Total operating expenses	$3,825	$3,860	$3,381	(0.9)%	13.1%
Operating Income (loss)	$305	$90	$(957)	237.9%	NM
As a % of sales	7.4%	2.3%	(39.5)%
Other (expense) income including income tax (expense)	$(155)	$555	$(145)	(127.9)%	6.8%
Net Income (loss)	$150	$645	$(1,102)	(76.8)%	(113.6)%
Diluted loss per share	$0.01	$0.02	$(0.04)	(77.1)%	NM
Adjusted EBITDA(1)	$1,014	$827	$(11)	22.6%	NM
As a % of sales	24.5%	20.9%	(0.4)%

(1) Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation, and amortization, non-cash stock compensation expense, and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

Higher volume combined with cost discipline, improved processes and operational efficiencies are resulting in enhanced leverage despite continued investments in people and inflationary pressures. Selling, general & administrative expenses were 39.9% of revenue, a measurable improvement from the prior-year period, and were 210 basis points lower sequentially.

Depreciation and amortization expense decreased approximately 40% year-over-year to
$411 thousand as a result of fully amortizing a portion of intangible assets and fully depreciating manufacturing center equipment.

Net income for the quarter was $150 thousand, or $0.01 per diluted share, up from a net loss of
$1.1 million in the first quarter of 2021. Net income for the sequential fourth quarter was elevated due to the recovery of principal and interest of a related party note receivable during the period.

Adjusted EBITDA increased to $1.0 million, or 24.5% of sales, further demonstrating the strong inherent operating leverage in the business. The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

Balance Sheet and Liquidity

Cash at the end of the quarter was $2.9 million, up slightly from year-end 2021. Cash generated by operations for the quarter was $1.1 million compared with $205 thousand in the year ago period, largely reflecting the improvement in net income. Capital expenditures were $919 thousand in the quarter and included a down payment of $287 thousand to secure a new CNC machine.

Long-term debt, including the current portion, at quarter-end, was $2.3 million, down 5% from December 31, 2021. The final $750 thousand of principal due on the Hard Rock note is payable on October 5, 2022.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the results of the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, May 20, 2022. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13729000 or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale or rent of tools to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® wellbore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations

(unaudited)

	For the Three Months Ended
	March 31,
	2022	2021
Revenue
North America	$3,745,014	$2,092,200
International	385,150	332,453
Total revenue	$4,130,164	$2,424,653

Operating cost and expenses
Cost of revenue	1,767,903	1,175,593
Selling, general, and administrative expenses	1,646,643	1,515,590
Depreciation and amortization expense	410,733	690,074

Total operating costs and expenses	3,825,279	3,381,257

Operating Income (loss)	304,885	(956,604)

Other Income (expense)
Interest income	197	48
Interest expense	(123,861)	(138,057)
Net gain/(loss) on sale or disposition of assets	-	10,000
Total other expense	(123,664)	(128,009)

Income (loss) before income taxes	$181,221	$(1,084,613)

Income tax expense	(31,384)	(17,180)
Net Income (loss)	$149,837	$(1,101,793)

Basic income (loss) per common share	$0.01	$(0.04)

Basic weighted average common shares outstanding	28,235,001	25,762,342

Diluted income (loss) per common Share	$0.01	$(0.04)

Diluted weighted average common shares outstanding	28,305,101	25,762,342

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash	$2,854,093	$2,822,100
Accounts receivable, net	3,155,906	2,871,932
Prepaid expenses	248,502	435,595
Inventories	1,024,345	1,174,635
Other current assets	55,744	55,159
Total current assets	7,338,590	7,359,421
Property, plant and equipment, net	7,480,390	6,930,329
Intangible assets, net	194,444	236,111
Right of use Asset (net of amortization)	18,873	20,518
Other noncurrent assets	65,880	65,880

Total assets	$15,098,177	$14,612,259

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$1,245,122	$1,139,091
Accrued expenses	609,991	467,462
Accrued Income tax	212,878	206,490
Current portion of Operating Lease Liability	11,561	13,716
Current portion of Long-term Financial Obligation	67,853	65,678
Current portion of long-term debt, net of discounts	2,116,480	2,195,759

Total current liabilities	4,263,885	4,088,196
Operating Lease Liability	7,312	6,802
Long-term Financial Obligation	4,093,686	4,112,658
Long-term debt, less current portion, net of discounts	225,396	256,675

Total liabilities	8,590,279	8,464,331
Shareholders’ equity
Common stock (28,235,001 and 25,762,342)	28,235	28,235
Additional paid-in-capital	43,281,334	43,071,201
Accumulated deficit	(36,801,671)	(36,951,508)
Total shareholders’ equity	6,507,898	6,147,928

Total liabilities and shareholders’ equity	$15,098,177	$14,612,259

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	March 31, 2022	March 31, 2021
Cash Flows From Operating Activities
Net Income (Loss)	$149,837	$(1,101,793)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	410,733	690,072
Share - based compensation expense	210,133	167,473
Loss / (Gain) on sale or disposition of assets	-	(10,000)
Amortization of deferred loan cost	4,631	4,631
Changes in operating assets and liabilities:
Accounts receivable	(283,974)	(256,215)
Inventories	150,290	23,925
Prepaid expenses and other noncurrent assets	186,508	(17,841)
Accounts payable and accrued expenses	248,560	688,451
Income Tax expense	6,388	16,380
Net Cash Provided By Operating Activities	1,083,106	205,083

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(919,127)	(74,956)
Proceeds from sale of fixed assets	-	50,000
Net Cash Provided By (Used In) Investing Activities	(919,127)	(24,956)

Cash Flows From Financing Activities
Principal payments on debt	(131,978)	(135,403)
Payments on revolving loan	(21,541)	(280,245)
Proceeds received from revolving loan	21,533	536,331
Net Cash Used In Financing Activities	(131,986)	120,683

Net change in Cash	31,993	300,810
Cash at Beginning of Period	2,822,100	1,961,441
Cash at End of Period	$2,854,093	$2,262,251

Supplemental information:
Cash paid for interest	$122,157	$130,363

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Superior Drilling Products, Inc. Revenue Grew 70% to $4.1 Million in First Quarter 2022; Achieved EPS of $0.01

May 13, 2022

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation

(unaudited)

($, in thousands)	Three Months Ended
	March 31, 2022	March 31, 2021	December 31, 2021

GAAP net income (loss)	$149,837	$(1,101,793)	$644,884
Add back:
Depreciation and amortization	410,733	690,074	422,733
Interest expense, net	123,664	138,009	125,512
Share-based compensation	210,133	167,473	226,144
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	31,384	17,180	27,875
Recovery of Related Party Note Receivable	-	-	(707,112)
(Gain) Loss on disposition of assets	-	(10,000)	(939)
Non-GAAP adjusted EBITDA(1)	$1,013,951	$(10,858)	$827,297

GAAP Revenue	$4,130,164	$2,424,653	$3,950,469
Non-GAAP Adjusted EBITDA Margin	24.5%	(0.4)%	20.9%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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